EXHIBIT 32.1

KINETIK HOLDINGS INC.

Certification of Principal Executive Officer

I, Jamie Welch, Chief Executive Officer, President and Director, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Annual Report on Form 10-K of Kinetik Holdings Inc. for the period ending December 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Kinetik Holdings Inc.

Date: February 26, 2026

/s/ Jamie Welch
Jamie Welch
Chief Executive Officer, President and Director